Proposed Form of Initial Pro-rata Director RSU – one year vest
MIMEDX GROUP, INC.
2016 EQUITY AND CASH INCENTIVE PLAN
    Non-Employee Director Restricted Stock Unit Agreement
THIS RESTRICTED STOCK UNIT AGREEMENT (this "Agreement") dated as of the ___ day of                 , 20___ (the “Grant Date”), between MiMedx Group, Inc. (the "Company") and _________________ (the "Participant"), is made pursuant and subject to the provisions of the Company's 2016 Equity and Cash Incentive Plan, amended and restated through October 2, 2020 (the "Plan"), a copy of which is attached hereto. All terms used herein that are defined in the Plan shall have the same meaning given them in the Plan.
1.Grant of Restricted Stock Units. Pursuant to the Plan, the Company, on the Grant Date granted to the Participant, subject to the terms and conditions of the Plan and subject further to the terms and conditions set forth herein, this Restricted Stock Unit Award for __________ stock units (“RSU”s). Each RSU represents the right to receive one share of Common Stock (a "Share") of the Company. The RSUs will vest as set forth in Section 2 below and, upon vesting, will be settled in Shares as set forth in Section 3 below.
2.Vesting of the RSUs. Subject to earlier expiration or termination as provided herein, the RSUs will become vested (such date upon which the RSUs vest in full, the “Vesting Date”) as follows:
(a)Time-Based Vesting. The RSUs will become vested in full upon the first anniversary of the Date of Grant, provided the Participant has been continuously providing services as a non-employee director of the Company from the Date of Grant until such time.
(b)Change in Control. Notwithstanding the foregoing, upon the occurrence of a Change in Control prior to the end of the applicable vesting period, any outstanding RSUs shall be treated in accordance with and governed by Section 14.05 of the Plan, provided that references to termination of employment shall mean termination of service as a non-employee director.
(c)Death and Disability. Notwithstanding the foregoing, if the Participant's service as a non-employee director of the Company is terminated on account of the Participant's death or Disability prior to the end of the applicable vesting period, the RSUs shall become fully vested upon termination of the Participant's service as a non-employee director of the Company on account of the Participant's death or Disability.
3.Settlement of RSUs. Except as otherwise required by applicable law or as set forth below or in the Plan, the Company shall cause one Share to be issued to Participant for each RSU that vests upon the Vesting Date, with such Shares to be delivered to Participant upon the Vesting Date.
4.Forfeiture of the RSUs. RSUs that are not vested pursuant to Sections 2(a), (b) or (c) as of the date of termination of Participant’s service as a non-employee director of the Company will be forfeited automatically at the close of business on that date (or immediately upon notice of termination for Cause). In no event may the RSUs become vested, in whole or in part, after forfeiture pursuant to this Section 4.
5.Agreement to Terms of the Plan and this Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. All decisions and interpretations made by the Company or the

Committee with regard to any question arising under this Agreement will be binding and conclusive on the Company and Participant and any other person who has any rights under this Agreement.
6.Tax Consequences. The Participant acknowledges (i) that there may be adverse tax consequences upon acquisition or disposition of the Shares or, if applicable, cash payment that may be received upon vesting of the RSUs and (ii) that Participant should consult a tax adviser prior to such acquisition or disposition. The Participant is solely responsible for determining the tax consequences of the Restricted Stock Unit Award and for satisfying the Participant’s tax obligations with respect to the Restricted Stock Unit Award (including, but not limited to, any income or excise tax as resulting from the application of Code Sections 409A or 4999 or related interest and penalties), and the Company and its Affiliates shall not be liable if this grant is subject to Code Sections 409A, 280G or 4999.
7.Fractional Shares. Fractional Shares shall not be issuable hereunder, and when any provision hereof may entitle the Participant to a fractional Share such fractional Share shall be disregarded.
8.Change in Capital Structure. The RSUs shall be adjusted in accordance with the terms and conditions of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock splits, subdivisions or consolidations of shares or other similar changes in capitalization.
9.Notice. Any notice or other communication given pursuant to this Agreement, or in any way with respect to the RSUs, shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the following addresses:
If to the Company:    MiMedx Group, Inc.
    1775 West Oak Commons Ct. NE
    Marietta, Georgia 30062
    Attn: General Counsel

If to the Participant:

10.Shareholder Rights. Except as provided below, Participant shall have no rights as a shareholder of the Company with respect to Shares underlying the RSUs unless and until Shares are delivered to Participant in respect of such RSUs upon vesting. The RSUs will be entitled to accrue Dividend Equivalents, which will be subject to all conditions and restrictions applicable to the underlying RSUs to which they relate, and which may not be paid until and unless the underlying RSUs have vested. Dividend Equivalents will accrue prior to the issuance of Shares with respect to the RSUs or their earlier forfeiture. Dividend Equivalents will be earned only for RSUs that are earned or deemed earned under this Agreement. With respect to RSUs that are not earned (because the applicable vesting restrictions do not lapse or otherwise), Dividend Equivalents that were accrued for those RSUs will be cancelled and forfeited along with the RSUs and underlying Shares, without payment therefor by the Company or any Affiliate. Dividend Equivalents will be paid at such time as the underlying RSUs to which they relate are paid.
11.No Right to Continued Service. Neither the Plan, the granting of the RSUs nor any other action taken pursuant to the Plan or this Agreement constitutes or is evidence of any agreement or understanding, expressed or implied, that the Company or any Affiliate shall retain the Participant as a service provider for any period of time or at any particular rate of compensation.
12.Binding Effect. Subject to the limitations stated above and in the Plan, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Participant and the successors of the Company.
13.Conflicts. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof.
14.Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.
15.Miscellaneous. The parties agree to execute such further instruments and take such further actions as may be necessary to carry out the intent of the Plan and this Agreement. This Agreement and the Plan shall constitute the entire agreement of the parties with respect to the subject matter hereof.
16.Section 409A. Notwithstanding any of the provisions of this Agreement, it is intended that the RSUs granted pursuant to this Agreement be exempt from Section 409A of the Code as shortterm deferrals, pursuant to Treasury regulation §1.409A-1(b)(4), or otherwise comply with Section 409A of the Code. Notwithstanding the preceding, neither the Company nor any Affiliate shall be liable to the Participant or any other person if the Internal Revenue Service or any court or other authority have any jurisdiction over such matter determines for any reason that the RSUs are subject to taxes, penalties or interest as a result of failing to be exempt from, or comply with, Section 409A of the Code. For the avoidance of doubt, the provisions of this Agreement shall be construed and interpreted consistent with Article XXII of the Plan.
17.Compensation Recoupment Policy. Notwithstanding any other provision of this Agreement, the rights, payments and benefits with respect to the RSUs (including any amounts received by Participant in connection with a sale of Shares received upon the vesting of RSUs) shall be subject to reduction, reimbursement, cancellation, forfeiture, recoupment or return by the Company, to the extent any reduction, reimbursement, cancellation, forfeiture, recoupment or return is required under applicable law or the Company’s Compensation Recoupment Policy or any similar policy that the Company may adopt.
18.Governing Law. This Agreement shall be governed by the governing laws applicable to the Plan.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Participant has affixed the Participant’s signature hereto.

COMPANY:
MIMEDX GROUP, INC.
By:
Name:
Title:
PARTICIPANT:

[Participant’s Name]
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